Exhibit 99.1

Priceline.com Reports Financial Results for 1st Quarter 2011

NORWALK, Conn., May 5, 2011. . . Priceline.com Incorporated (Nasdaq: PCLN) today reported 1st quarter 2011 financial results for the Priceline Group of Companies. First quarter gross travel bookings for the group, which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by consumers, were $4.7 billion, an increase of 57.3% over a year ago.

The Group had revenues in the 1st quarter of $809.3 million, a 38.5% increase over a year ago. The Group’s international operations contributed revenues in the 1st quarter of $389.1 million, an 80% increase versus a year ago (approximately 79% on a local currency basis). The Group’s gross profit for the 1st quarter was $505.8 million, a 58.5% increase from the prior year. International operations contributed gross profit in the 1st quarter of $388.2 million, an 81% increase versus a year ago (approximately 79% growth on a local currency basis). The Group’s operating income in the 1st quarter was $154.1 million, a 75.2% increase from the prior year. The Group had GAAP net income applicable to common shareholders for the 1st quarter of $104.8 million, or $2.05 per diluted share, which compares to $53.9 million or $1.06 per diluted share, in the same period a year ago.

Non-GAAP net income in the 1st quarter was $137.0 million, a 57.1% increase versus the prior year.  Non-GAAP net income was $2.66 per diluted share, compared to $1.70 per diluted share a year ago. First Call analyst consensus for the 1st quarter 2011 was $2.44 per diluted share.  Non-GAAP EBITDA for the 1st quarter 2011 was $173.5 million, an increase of 55.3% over a year ago. The section below entitled “Non-GAAP Financial Measures” provides a definition and information about the use of non-GAAP financial measures in this press release and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group’s financial results under GAAP.

“In the 1st quarter, the Group benefitted from strong growth in our global hotel business, particularly at Booking.com and Agoda,” said Jeffery H. Boyd, Priceline President and Chief Executive Officer.  “Room nights booked grew by 55.8% and our international gross bookings grew by 79% compared to prior year first quarter.  The Group’s hotel business continues to benefit from improving ADRs, a continuing shift from offline to online bookings, increased penetration of core European and North American markets and outstanding growth in new markets throughout the Asia-Pacific region and South America.”

Mr. Boyd continued, “The Group’s global rental car operations grew rental car days booked by 64.7% in the 1st quarter 2011 as compared to the prior year.  A significant portion of this growth can be attributed to the Group’s acquisition of TravelJigsaw and its international car hire operations, which continues to grow at impressive rates.  Priceline.com’s airline ticketing business returned to positive growth in the 1st quarter, with a 2.1% gain in ticket sales and improving growth in opaque ticket sales.”

Looking forward, Mr. Boyd said, “Globally, we intend to retain our focus on extending our reach in established and new geographic markets and providing an outstanding consumer experience to build the strength of our brands.”

The Priceline Group said it was targeting the following for 2nd quarter 2011:

•     Year-over-year increase in total gross travel bookings of approximately 53% - 58%.

•     Year-over-year increase in international gross travel bookings of approximately 76% - 81% (an increase of approximately 53% - 58% on a local currency basis).

•     Year-over-year increase in domestic gross travel bookings of approximately 8% to 13%.

•     Year-over-year increase in revenue of approximately 36% to 41%.

•     Year-over-year increase in gross profit of approximately 57% to 62%.

•     Non-GAAP EBITDA of approximately $310 million to $320 million.

•     Non-GAAP net income of between $4.70 and $4.90 per diluted share.

Non-GAAP guidance for the 2nd quarter 2011:

•     excludes non-cash amortization expense of acquisition-related intangibles,

•     excludes non-cash stock-based compensation expense,

•     excludes non-cash interest expense and gains or losses on early debt extinguishment, if any, related to cash settled convertible debt,

•     excludes the impact, if any, of charges or benefits associated with judgments, rulings and/or settlements related to hotel occupancy tax proceedings,

•     excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments,

•     includes the additional impact of the non-GAAP adjustments described above on net income attributable to noncontrolling interests,

•     includes the anti-dilutive impact of the “Conversion Spread Hedges” (see “Non-GAAP Financial Measures” below) on diluted common shares outstanding related to outstanding convertible notes, and

•     includes the dilutive impact of additional shares of unvested restricted stock, restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based compensation.

In addition, non-GAAP EBITDA excludes depreciation and amortization expense, interest income, interest expense, net income and loss attributable to noncontrolling interests, income taxes and includes the impact of foreign currency transactions and other expenses.

When aggregated, the non-GAAP adjustments are expected to increase non-GAAP EBITDA over GAAP net income by approximately $109 million in the 2nd quarter 2011.  In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $37 million in the 2nd quarter 2011. On a per share basis, the Group estimates GAAP net income of approximately $4.03 to $4.23 per diluted share for the 2nd quarter 2011.

Information About Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group’s management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “may,” “will,” “should,” “could,” “expects,” “does not currently expect,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements.

The following factors, among others, could cause the Group’s actual results to differ materially from those described in the forward-looking statements:

• adverse changes in general market conditions for leisure and other travel services as a result of, among other things, decreased consumer spending, general economic downturn, terrorist attacks, natural disasters or adverse weather, the bankruptcy or insolvency of a major airline, or the outbreak of an epidemic or pandemic disease, such as the swine flu outbreak;

• adverse changes in the Group’s relationships with airlines and other product and service providers and vendors which could include, without limitation, the withdrawal of suppliers from the Group’s systems (either “retail” or “opaque” services, or both) and/or the loss or reduction of global distribution fees;

• fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;

• the effects of increased competition, including the potential impact of increased pricing competition initiated by other on-line travel agents in the form of reduced booking fees and/or the launch by competitors of an “opaque” travel offering and the potential impact of “metasearch” initiatives by Google and other search engines upon which we rely for a significant amount of traffic;

• an adverse outcome in one or more of the hotel occupancy and other tax proceedings in which priceline.com is involved;

• a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;

• our ability to expand successfully in international markets;

• the ability to attract and retain qualified personnel;

• difficulties integrating recent or future acquisitions, such as the 2nd quarter 2010 acquisition of TravelJigsaw, including ensuring the effectiveness of the design and operation of internal controls and disclosure controls of acquired businesses;

• the occurrence of an external or internal security breach of our systems or other Internet based systems involving personal customer information, credit card information or other sensitive data;

• systems-related failures and/or security breaches, including without limitation, “denial-of-service” type attacks on our system, any security breach that results in the theft, transfer or unauthorized disclosure of customer information, or the failure to comply with various state laws applicable to the company’s obligations in the event of such a breach; and

• legal and regulatory risks.

For a detailed discussion of these and other factors that could cause the Group’s actual results to differ materially from those described in the forward-looking statements, please refer to the Group’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Non-GAAP EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, net income and loss attributable to noncontrolling interests, income taxes and is adjusted for the non-GAAP adjustments relating to stock-based compensation expense, gains and losses on early debt extinguishment and charges or benefits related to judgments, rulings, or settlements of hotel occupancy tax proceedings.

Non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group’s future on-going performance because they enable a more meaningful comparison of the Group’s projected cash earnings and performance with its historical results from prior periods and to those of its competitors. These non-GAAP metrics, in particular non-GAAP EBITDA and non-GAAP net income, are not intended to represent funds available for priceline.com’s discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.

Non-GAAP financial information is adjusted for the following items:

•     Amortization expense of acquisition-related intangibles is excluded because it does not impact cash earnings.

•     Stock-based compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•     Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•     Charges or benefits related to judgments, rulings, or settlements of hotel occupancy tax proceedings and favorable adjustments related to certain franchise and sales tax issues for our headquarters location are excluded because the amount and timing of these items are unpredictable, not driven by core operating results and render comparisons with prior periods less meaningful.

•     Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carry forwards.

•     Net income and loss attributable to noncontrolling interest is adjusted for the impact of certain of the non-GAAP adjustments described above

•     For calculating non-GAAP net income per share:

•     net income is adjusted for the impact of the non-GAAP adjustments described above.

•     fully diluted share count is adjusted to include the anti-dilutive impact of “Conversion Spread Hedges” which increases the effective conversion price of the currently outstanding 0.50% convertible notes due 2011 and 0.75% convertible notes due 2013 from their stated $40.38 conversion price to an effective conversion price of $50.47 per share.  Under GAAP, the anti-dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until if and when shares are delivered.

•     all unvested shares of restricted common stock, restricted stock units and performance share units are included in the calculation of non-GAAP  net income per share because non-GAAP net income has been adjusted to exclude stock-based compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with priceline.com’s financial results under GAAP.

About The Priceline Group of Companies
The Priceline Group of Companies (Nasdaq: PCLN) is a leader in global online hotel reservations, with over 170,000 participating hotels worldwide.  The Group is composed of four primary brands — Booking.com, priceline.com, Agoda.com and TravelJigsaw — and several ancillary brands. The Priceline Group provides online travel services in Europe, North America, South America, the Asia-Pacific region, the Middle East and Africa.

Booking.com is a leading international online hotel reservation service operating in 101 countries in 41 languages.  Booking.com offers its customers access to over 135,000 participating hotels worldwide.  Priceline.com gives leisure travelers multiple ways to save on their airline tickets, hotel rooms, rental cars, vacation packages and cruises. In addition to getting compelling published prices, travelers can take advantage of priceline.com’s famous Name Your Own Price® service, which can deliver the lowest prices available.  Agoda.com is an Asia-based online hotel reservation service that offers hotel rooms around the world and is available in 32 languages.  TravelJigsaw is a multinational car hire service, offering its reservation services in more than 4,000 locations in 115 countries.  Customer support is provided in 27 languages.

###

For Press Information: Brian Ek (203) 299-8167  brian.ek@priceline.com

For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@priceline.com

priceline.com Incorporated

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31,	December 31,
	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$551,074	$358,967
Restricted cash	1,064	1,050
Short-term investments	1,194,512	1,303,251
Accounts receivable, net of allowance for doubtful accounts of $5,893 and $6,353, respectively	221,978	162,426
Prepaid expenses and other current assets	56,682	61,211
Deferred income taxes	80,360	70,559
Total current assets	2,105,670	1,957,464

Property and equipment, net	44,386	39,739
Intangible assets, net	234,063	232,030
Goodwill	525,801	510,894
Deferred taxes	137,969	151,408
Other assets	17,462	14,418

Total assets	$3,065,351	$2,905,953

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$115,512	$90,311
Accrued expenses and other current liabilities	322,735	243,767
Deferred merchant bookings	166,805	136,915
Convertible debt	481,644	175
Total current liabilities	1,086,696	471,168

Deferred income taxes	55,938	56,440
Other long-term liabilities	47,209	42,990
Convertible debt	—	476,230
Total liabilities	1,189,843	1,046,828

Redeemable noncontrolling interests	57,538	45,751
Convertible debt	93,569	38

Stockholders’ equity:
Common stock, $0.008 par value, authorized 1,000,000,000 shares, 57,414,428, and 56,567,236 shares issued, respectively	445	438
Treasury stock 7,768,032 and 7,421,128 shares, respectively	(797,677)	(640,415)
Additional paid-in capital	2,347,728	2,417,092
Accumulated earnings	163,545	69,110
Accumulated other comprehensive income (loss)	10,360	(32,889)
Total stockholders’ equity	1,724,401	1,813,336

Total liabilities and stockholders’ equity	$3,065,351	$2,905,953

priceline.com Incorporated

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010

Merchant revenues	$454,804	$368,265
Agency revenues	351,422	213,242
Other revenues	3,094	2,887
Total revenues	809,320	584,394

Cost of revenues	303,512	265,278

Gross profit	505,808	319,116

Operating expenses:
Advertising - Offline	11,614	11,788
Advertising - Online	185,108	113,109
Sales and marketing	34,778	24,113
Personnel, including stock-based compensation of $13,993, and $11,909 for the three months ended March 31, 2011 and 2010, respectively	75,221	49,777
General and administrative	25,879	18,033
Information technology	6,670	4,608
Depreciation and amortization	12,479	9,779

Total operating expenses	351,749	231,207

Operating income	154,059	87,909

Other income (expense):
Interest income	1,421	855
Interest expense	(7,715)	(4,806)
Foreign currency transactions and other	(7,073)	(3,130)
Total other income (expense)	(13,367)	(7,081)

Earnings before income taxes	140,692	80,828
Income tax expense	(36,679)	(26,953)
Net income	104,013	53,875
Less: net loss attributable to noncontrolling interests	777	—

Net income applicable to common stockholders of priceline.com Incorporated	$104,790	$53,875

Net income applicable to common stockholders per basic common share	$2.12	$1.16

Weighted average number of basic common shares outstanding	49,319	46,309

Net income applicable to common stockholders per diluted common share	$2.05	$1.06

Weighted average number of diluted common shares outstanding	51,159	50,862

priceline.com Incorporated

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	March 31,
	2011	2010
OPERATING ACTIVITIES:
Net income	$104,013	$53,875
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,166	3,969
Amortization	8,313	5,810
Provision for uncollectible accounts, net	2,812	1,784
Other deferred income taxes	8,260	11,426
Stock-based compensation and other stock-based payments	14,110	11,909
Amortization of debt issuance costs	553	907
Amortization of debt discount	5,239	3,274
Loss on early extinguishment of debt	—	5,251
Changes in assets and liabilities:
Accounts receivable	(56,487)	(20,223)
Prepaid expenses and other current assets	3,307	1,893
Accounts payable, accrued expenses and other current liabilities	177,763	23,711
Other	4,170	1,111
Net cash provided by operating activities	276,219	104,697

INVESTING ACTIVITIES:
Purchase of investments	(472,872)	(526,493)
Proceeds from sale of investments	618,427	212,674
Additions to property and equipment	(8,279)	(4,831)
Acquisitions and other equity investments, net of cash acquired	(66,204)	(2,500)
Proceeds from settlement of foreign currency contracts	—	9,707
Payments on foreign currency contracts	(16,005)	—
Change in restricted cash	(16)	(31)
Net cash provided by (used in) investing activities	55,051	(311,474)

FINANCING ACTIVITIES:
Proceeds from the issuance of convertible debt	—	575,000
Payment of debt issuance costs	—	(12,938)
Payments related to conversion of convertible debt	—	(98,388)
Repurchase of common stock	(157,262)	(118,932)
Proceeds from exercise of stock options	544	12,597
Excess tax benefit on stock-based compensation	9,520	1,656
Net cash (used in) provided by financing activities	(147,198)	358,995

Effect of exchange rate changes on cash and cash equivalents	8,035	(5,584)
Net increase in cash and cash equivalents	192,107	146,634
Cash and cash equivalents, beginning of period	358,967	202,141
Cash and cash equivalents, end of period	$551,074	$348,775

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$28,956	$15,933
Cash paid during the period for interest	$3,601	$751
Non-cash fair value adjustment for redeemable noncontrolling interests	$10,355	$—

priceline.com Incorporated

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP EBITDA

	Three Months Ended March 31,
	2011	2010

GAAP Net income applicable to common stockholders	$104,790	$53,875

(a) Stock-based compensation	13,993	11,909
(b) Depreciation and amortization	12,479	9,779
(c) Interest income	(1,421)	(855)
(c) Interest expense	7,715	4,806
(d) Loss on early extinguishment of debt	—	5,251
(e) Income tax expense	36,679	26,953
(f) Net loss attributable to noncontrolling interests	(777)	—

Non-GAAP EBITDA	$173,458	$111,718

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended March 31,
	2011	2010

GAAP Net income applicable to common stockholders	$104,790	$53,875

(a) Stock-based compensation	13,993	11,909
(d) Debt discount amortization related to convertible debt	5,239	3,274
(d) Loss on early extinguishment of debt	—	5,251
(g) Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes	5,447	7,130
(h) Amortization of acquired intangible assets in Depreciation and amortization	8,227	5,797
(i) Impact on noncontrolling interests of certain other non-GAAP adjustments	(664)	—

Non-GAAP Net income applicable to common stockholders	$137,032	$87,236

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE

	Three Months Ended March 31,
	2011	2010

GAAP weighted average number of diluted common shares outstanding	51,159	50,862

(j) Adjustment for Conversion Spread Hedges	—	(159)
(k) Adjustment for restricted stock, restricted stock units and performance units	363	690

Non-GAAP weighted average number of diluted common shares outstanding	51,522	51,393

Net income applicable to common stockholders per diluted common share
GAAP	$2.05	$1.06

Non-GAAP	$2.66	$1.70

(a)        Stock-based compensation is recorded in Personnel expense.

(b)        Depreciation and amortization are excluded from Net income to calculate non-GAAP EBITDA.

(c)        Interest income and Interest expense are excluded from Net income to calculate non-GAAP EBITDA.

(d)        Non-cash interest expense related to the amortization of debt discount and loss on early debt extinguishment are recorded in Interest expense and Foreign currency transactions and other, respectively.

(e)        Income tax expense is excluded from Net income to calculate non-GAAP EBITDA.

(f)          Net loss attributable to noncontrolling interests is excluded from Net income to calculate non-GAAP EBITDA.

(g)       Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.

(h)       Amortization of acquired intangible assets is recorded in Depreciation and amortization.

(i)          Impact of other non-GAAP adjustments on Net income attributable to noncontrolling interests.

(j)          Reflects the impact of the Conversion Spread Hedges that increase the effective conversion price of the currently outstanding Convertible Senior Notes due September 30, 2011 and the Convertible Senior Notes due September 30, 2013 from their stated $40.38 conversion price to an effective conversion price of $50.47 per share.  Under GAAP, the anti-dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until the end of the hedge when shares are delivered.

(k)      All shares of restricted common stock, restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based compensation expense.

priceline.com Incorporated

Statistical Data

In millions

(Unaudited)

Gross Bookings	4Q08	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10	3Q10	4Q10	1Q11

Domestic	$689	$851	$964	$999	$831	$989	$1,154	$1,121	$902	$1,129
International**	792	1,092	1,415	1,724	1,433	1,975	2,256	2,885	2,363	3,536
Total	$1,481	$1,944	$2,379	$2,723	$2,264	$2,965	$3,410	$4,006	$3,265	$4,665

Agency	$1,108	$1,470	$1,825	$2,131	$1,766	$2,374	$2,683	$3,168	$2,557	$3,781
Merchant**	373	474	555	592	498	591	727	838	708	884
Total	$1,481	$1,944	$2,379	$2,723	$2,264	$2,965	$3,410	$4,006	$3,265	$4,665

Year/Year Growth
Domestic	31.1%	18.1%	10.6%	24.9%	20.6%	16.2%	19.6%	12.2%	8.5%	14.1%
International	16.5%	5.3%	14.3%	37.8%	81.0%	80.8%	59.5%	67.3%	64.9%	79.0%
excluding F/X impact	27.6%	23.5%	32.4%	48.5%	69.5%	72.8%	67.1%	78.0%	70.7%	78.1%

Agency	21.4%	7.3%	10.1%	32.9%	59.4%	61.5%	47.0%	48.7%	44.8%	59.3%
Merchant	27.5%	21.9%	22.4%	32.6%	33.5%	24.8%	31.1%	41.4%	42.1%	49.5%

Total	22.9%	10.5%	12.8%	32.8%	52.9%	52.5%	43.3%	47.1%	44.2%	57.3%

Units Sold	4Q08	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10	3Q10	4Q10	1Q11

Hotel Room-Nights	9.1	12.8	15.7	17.9	14.6	20.0	23.2	27.5	22.0	31.2
Year/Year Growth	38.0%	36.4%	44.0%	56.3%	59.9%	56.8%	48.2%	54.1%	50.6%	55.8%

Rental Car Days	2.2	3.0	3.2	2.6	2.4	3.0	4.3	5.1	3.9	4.9
Year/Year Growth	11.1%	15.4%	15.0%	11.6%	6.6%	-0.9%	32.0%	97.3%	65.4%	64.7%

Airline Tickets	1.1	1.5	1.6	1.5	1.3	1.5	1.6	1.5	1.3	1.6
Year/Year Growth	43.7%	28.0%	13.9%	30.2%	16.2%	2.8%	4.1%	-4.6%	-2.3%	2.1%

	4Q08	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10	3Q10	4Q10	1Q11

Revenue	$406.0	$462.1	$603.7	$730.7	$541.8	$584.4	$767.4	$1,001.8	$731.3	$809.3
Year/Year Growth	21.3%	14.6%	17.5%	30.1%	33.4%	26.5%	27.1%	37.1%	35.0%	38.5%

Gross Profit	$205.1	$208.3	$305.2	$434.0	$313.2	$319.1	$445.3	$666.2	$478.4	$505.8
Year/Year Growth	28.0%	15.0%	20.3%	37.3%	52.7%	53.2%	45.9%	53.5%	52.8%	58.5%

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by customers.

** Includes $95.7 million, $55.0 million, $85.8 million and $43.9 million of Travel Jigsaw gross bookings in 1Q11, 4Q10, 3Q10 and 2Q10 since acquisition on May 18, 2010, respectively.